SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 11, 1998
                           Commission File No. 0-22533

                          MERCURY WASTE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Minnesota
                         (State or other jurisdiction of
                         incorporation or organization)

                 0-22533                               41-1827776
          (Commission File No.)                     (I.R.S. Employer
                                                  Identification No.)


            302 North Riverfront Drive, Suite 100A, Mankato, MN 56001
              (Address and zip code of principal executive offices)

       Registrant's telephone number, including area code: (507) 345-0522

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to an Asset Purchase Agreement dated March 11, 1998 ("Purchase Agreement"), by and among MWS New York, Inc., a wholly-owned subsidiary of Mercury Waste Solutions, Inc. (collectively, the "Company") and Mercury Refining Company, Inc., 26 Railroad Ave., Inc. and their shareholders (collectively, "MERECO"), on May 11,1998, the Company completed the purchase of certain assets relating to the mercury remediation, recycling and refining business of MERECO. The acquired assets include an 888 drum permitted storage facility, certain aqueous waste processing technology and equipment, mercury refining capability and MERECO's existing customer list. The Company did not acquire and will not operate MERECO's mercury processing facility. Any processing equipment acquired from MERECO will be utilized at the Company's Union Grove Retorting Facility located in Union Grove, Wisconsin. The Company will operate the permitted 888 drum storage facility under a lease, with an initial term of three years, with MERECO.

The purchase price for the acquisition was approximately $1,250,000, exclusive of the annual rent commitment under the storage facility lease of $75,000 and acquisition costs. In addition, pursuant to a seven year non compete agreement with a shareholder of MERECO, the Company will pay $65,000, in total, and grant a warrant for the purchase of 20,000 shares of common stock at $0.001. The purchase price was based on the estimated fair market value of the assets and operations acquired.

The Company financed the purchase price with a loan with Bankers American Capital Corporation, a corporation wholly owned by Brad J. Buscher, the Company's Chairman and CEO. The loan consists of a $1,200,000 term loan used to fund the MERECO acquisition and an $800,000 revolving credit loan to be used for working capital purposes. The term loan has a two year term requiring quarterly payments of $60,000 plus interest and the revolving credit loan has a one year term. Borrowings under the loans bear interest at 6% over the prime rate and are secured by all of the Company's assets. In addition, BACC was granted a ten year warrant to purchase 100,000 shares of common stock at $3.75, the market price of the stock on the date of closing.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                                                                                                         PAGE
                                                                                                         ----
(a)    Index to Financial Statements of Mercury Refining Company, Inc. -- Acquired Division

       Report of Independent Public Accountants.........................................................   4

       Balance Sheets as of  December 31, 1997 and March 31, 1998 (unaudited)...........................   5

       Statements of Revenue and Direct Expenses for the year ended December 31, 1997 and the three
         month periods ended March 31, 1997 and 1998 (unaudited)........................................   6

       Statements of Cash Flows for the year ended December 31, 1997 and the three month periods
         ended March 31, 1997 and 1998 (unaudited)......................................................   7

       Notes to Financial Statements....................................................................   8


(b)    Index to Pro Forma Unaudited Financial Statements

       Pro Forma Financial Information -- General.......................................................  10

       Pro Forma Unaudited Consolidated Balance Sheet as of March 31, 1998..............................  11

       Pro Forma Unaudited Consolidated Statements of Operations for the three months ended March
         31, 1998 and the year ended December 31, 1997..................................................  12

       Notes to Pro Forma Unaudited Consolidated Financial Statements...................................  13

(c)    Exhibits


The following exhibits are filed herewith

Exhibit No.                             Description
-----------                             -----------
    23                  Consent of Independent Public Accountants

                          INDEPENDENT AUDITOR'S REPORT

To Mercury Refining Company, Inc.--Acquired Division
Albany, New York

We have audited the accompanying balance sheet of Mercury Refining Company, Inc.--Acquired Division (as defined in Note 1) as of December 31, 1997, and the related statements of revenue and direct expenses, division equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared for the purpose of complying with Rule 3-10 of Regulation S-B of the Securities and Exchange Commission and are not intended to be a complete presentation of assets and liabilities and results of operations on a stand-alone basis.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercury Refining Company, Inc.--Acquired Division as of December 31, 1997, and the results of its operations and cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




Minneapolis, Minnesota
June 12, 1998

MERCURY REFINING COMPANY, INC.--ACQUIRED DIVISION

BALANCE SHEETS
DECEMBER 31, 1997 AND MARCH 31, 1998

                                                                                               March 31,
                                                                             December 31,        1998
ASSETS                                                                           1997         (Unaudited)
---------------------------------------------------------------------------------------------------------
Current Assets
     Accounts receivable, less allowance for doubtful accounts of $20,000    $    327,399    $    215,526
     Inventory                                                                     39,152          37,945
     Prepaid expenses                                                              37,149          29,746
                                                                             ----------------------------
                   TOTAL CURRENT ASSETS                                           403,700         283,217
                                                                             ----------------------------

Property and Equipment, at cost (Notes 2 and 3)
     Buildings and improvements                                                 1,493,030       1,493,030
     Plant equipment                                                            1,163,158       1,163,158
     Office equipment                                                              64,029          64,029
                                                                             ----------------------------
                                                                                2,720,217       2,720,217

     Less accumulated depreciation                                                933,637         973,150
                                                                             ----------------------------
                                                                                1,786,580       1,747,067
                                                                             ----------------------------
                                                                             $  2,190,280    $  2,030,284
                                                                             ============================

LIABILITIES AND DIVISION EQUITY

Current Liabilities
     Accounts payable                                                        $    271,458    $    193,492
     Accrued expenses                                                              59,296          38,627
     Deferred revenue                                                             176,781         176,706
                                                                             ----------------------------
                   TOTAL CURRENT LIABILITIES                                      507,535         408,825

Division Equity                                                                 1,682,745       1,621,459
                                                                             ----------------------------
                                                                             $  2,190,280    $  2,030,284
                                                                             ============================

See Notes to Financial Statements.

MERCURY REFINING COMPANY, INC.--ACQUIRED DIVISION

STATEMENTS OF REVENUE AND DIRECT EXPENSES
YEAR ENDED DECEMBER 31, 1997 AND THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998

                                                                        Three Months Ended March 31
                                                       Year Ended     -------------------------------
                                                      December 31,        1997               1998
                                                         1997          (Unaudited)        (Unaudited)
-----------------------------------------------------------------------------------------------------
Net revenues                                        $   1,946,188     $     455,280     $     487,123
Cost of revenues                                        1,314,008           332,243           328,102
                                                    -------------------------------------------------
                   GROSS PROFIT                           632,180           123,037           159,021

Operating expenses                                        685,973           185,408           138,759
                                                    -------------------------------------------------
                   OPERATING LOSS                         (53,793)          (62,371)           20,262

Other income (expense), net                               (20,733)            1,154             5,728
                                                    -------------------------------------------------
                   REVENUE IN EXCESS OF DIRECT
                       EXPENSES (DIRECT EXPENSES
                       IN EXCESS OF REVENUE)        $     (74,526)    $     (61,217)    $      25,990
                                                    =================================================

STATEMENTS OF DIVISION EQUITY
YEAR ENDED DECEMBER 31, 1997 AND THE THREE MONTHS ENDED MARCH 31, 1998

                                                                                           Division
                                                                                            Equity
-----------------------------------------------------------------------------------------------------
Balance, December 31, 1996                                                              $   1,860,504
     Payments to corporate                                                                   (103,233)
     Direct expenses in excess of revenue                                                     (74,526)
                                                                                        -------------
Balance, December 31, 1997                                                                  1,682,745
     Payments to corporate (unaudited)                                                        (87,276)
     Revenue in excess of direct expenses (unaudited)                                          25,990
                                                                                        -------------
Balance, March 31, 1998 (unaudited)                                                     $   1,621,459
                                                                                        =============

See Notes to Financial Statements.

MERCURY REFINING COMPANY, INC.--ACQUIRED DIVISION

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997 AND THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998

                                                                                             Three Months Ended March 31
                                                                            Year Ended      -----------------------------
                                                                            December 31,         1997            1998
                                                                               1997           (Unaudited)     (Unaudited)
-------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Revenue in excess of direct expenses (direct expenses in excess
         of revenue)                                                       $    (74,526)    $    (61,217)    $     25,990
     Adjustments to reconcile revenue in excess of direct expenses
         (direct expenses in excess of revenue) to net cash provided by operating activities:
         Depreciation                                                           148,386           23,196           39,513
         Loss on disposal of property and equipment                               7,614            7,614             --
         Changes in assets and liabilities:
            Accounts receivable                                                  35,511           43,793          111,873
            Other current assets                                                 25,106          (82,216)           8,610
            Accounts payable                                                    (22,657)         120,125          (77,966)
            Other current liabilities                                              (973)          21,175          (20,744)
                                                                           ----------------------------------------------
                   NET CASH PROVIDED BY OPERATING ACTIVITIES                    118,461           72,470           87,276

Cash Flows From Investing Activities
     Purchase of equipment                                                      (15,228)            --               --

Cash Flows From Financing Activities
     Working capital repayments to corporate                                   (103,233)         (72,470)         (87,276)
                                                                           ----------------------------------------------
                   INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                --               --               --

Cash and Cash Equivalents
     Beginning                                                                     --               --               --
                                                                           ----------------------------------------------
     Ending                                                                $       --       $       --       $       --
                                                                           ==============================================

See Notes to Financial Statements.

MERCURY REFINING COMPANY, INC.--ACQUIRED DIVISION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION: On May 11, 1998, Mercury Waste Solutions, Inc. (MWS) completed the purchase of certain assets relating to the mercury remediation, recycling, and refining business (the Business) of Mercury Refining Company, Inc. (MERECO).

The accompanying balance sheets, statements of revenues and direct expenses, and cash flows represent those assets, liabilities, revenues, and expenses specifically identifiable to the Business as described in Note 2. As a result, the accompanying financial statements are not intended to be a complete presentation of the Business's assets and liabilities and results of operations as if it had been operated as a stand-alone entity.

ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

REVENUE RECOGNITION: The Business recognizes revenue upon receipt and processing of the waste materials at its facilities. Cash receipts from customers received prior to services being performed are recorded as deferred revenue. For all periods presented, deferred revenue consists primarily of cash received on one project for which the related processing had not yet been performed.

DEPRECIATION: Depreciation is provided using the accelerated methods based on the estimated useful lives of individual assets over the following periods:

                                                                           Years
--------------------------------------------------------------------------------
Buildings and improvements                                                 7-40
Plant equipment                                                             5-7
Office equipment                                                            5-7


In accordance with Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, management reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Business would recognize an impairment loss at the date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.

UNAUDITED INTERIM FINANCIAL INFORMATION: The accompanying financial statements as of March 31, 1998, and for the three-month periods ended March 31, 1997 and 1998, are unaudited. In the opinion of management, these financial statements reflect all adjustments, consisting of only of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations. The operating results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

MERCURY REFINING COMPANY, INC.--ACQUIRED DIVISION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2. EXPENSES

Expenses of the Business include costs of revenues, selling, general, and administrative expenses directly related to the operations of the division. However, they are not necessarily indicative of the level of expenses which may have been experienced on a stand-alone basis. The amounts that would have been incurred on a stand-alone basis could differ significantly from the allocated amounts due to economies of scale, differences in management and operational practices, or other factors. Certain other expenses, such as a provision for income taxes, have not been included in these financial statements since these costs have historically been included in the statements of operations of Mercury Refining Company and have not been allocated to the division. Accordingly, as also indicated in Note 1, the accompanying financial statements are not intended to be a complete presentation of the Business's assets and liabilities and results of operations as if it had been operated as a stand-alone entity.

NOTE 3. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES: MERECO leases its office space under a noncancelable operating lease expiring in June 2001 and requiring monthly rent of $1,504. Rent expense for the year ended December 31, 1997, was $18,048, and $4,512 for each of the three months ended March 31, 1997 and 1998.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements (the "Pro Forma Financial Statements") are based on the financial statements of Mercury Waste Solutions, Inc. (the "Company") and the mercury recycling division of Mercury Refining Company, Inc. ("MERECO"), adjusted to give the pro forma effect of the acquisition of certain assets and operations of MERECO by the Company.

The unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 are derived from the audited financial statements of the Company and MERECO for the year ended December 31, 1997, and assume the acquisition was consummated on January 1, 1997. The Unaudited Pro Forma Statements of Operations for the three months ended March 31, 1998 are derived from the unaudited financial statements of the Company and MERECO for the three months ended March 31, 1998, and assume the acquisition was consummated on January 1, 1997. The Unaudited Pro Forma Consolidated Balance Sheets as of March 31, 1998 are derived from the unaudited balance sheets of the Company and MERECO as of March 31, 1998, and assume the acquisition was consummated on that date. The unaudited Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Company and MERECO and the notes thereto.

The unaudited Pro Forma Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been if the acquisition had occurred on the dates indicated or to project the Company's results or financial condition for or at any future period or date. The unaudited Pro Forma Financial Statements are presented for comparative purposes only. The pro forma adjustments, as described in the accompanying data, are based on available information and certain assumptions that management believes are reasonable.

                 PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998

                                      ASSETS
                                                            MERCURY WASTE         MERECO          PRO FORMA           PRO FORMA
                                                           SOLUTIONS, INC.  ACQUIRED DIVISION    ADJUSTMENTS        CONSOLIDATED
                                                           ---------------  -----------------    ------------       ------------
Current Assets                                                                                       (A)
   Cash and cash equivalents                                $    269,594       $          0      $    (50,000)      $    182,471
                                                                                                      (37,123)(B)
   Accounts receivable,  net                                   1,189,823            215,526                 0          1,405,349
   Other current assets                                          277,071             67,691          (109,365)(C)        235,397
                                                            ------------       ------------      ------------       ------------
     TOTAL CURRENT ASSETS                                      1,736,488            283,217          (196,488)         1,823,217
                                                            ------------       ------------      ------------       ------------
 Property and Equipment, at cost
   Buildings and improvements                                    271,528          1,493,030        (1,493,030)           271,528
   Furniture, fixtures, and equipment                            304,546             64,029           (54,029)           314,546
   Plant equipment                                             1,405,653          1,163,158          (973,158)         1,595,653
                                                            ------------       ------------      ------------       ------------
     TOTAL PROPERTY AND EQUIPMENT                              1,981,727          2,720,217        (2,520,217)         2,181,727
   Less accumulated depreciation                                 367,566            973,150          (973,150)           367,566
                                                            ------------       ------------      ------------       ------------
     NET PROPERTY AND EQUIPMENT                                1,614,161          1,747,067        (1,547,067)         1,814,161
                                                            ------------       ------------      ------------       ------------
Other Assets
   Cash restricted for closure                                   159,608                  0                 0            159,608
   Intangible assets, net                                      1,487,682                  0         1,468,250          2,955,932
                                                            ------------       ------------      ------------       ------------
     TOTAL OTHER ASSETS                                        1,647,290                  0         1,468,250          3,115,540
                                                            ------------       ------------      ------------       ------------
       TOTAL ASSETS                                         $  4,997,939       $  2,030,284      ($   275,305)      $  6,752,918
                                                            ============       ============      ============       ============

                  LIABILITIES AND SHAREHOLDERS'/DIVISIONAL EQUITY

Current Liabilities
   Current portion of long-term debt                        $    110,365       $          0      $    349,000            459,365
   Accounts payable                                              518,030            193,492            40,635 (C)        752,157
   Accrued expenses                                              187,615             38,627                 0            226,242
   Deferred revenue                                               92,186            176,706          (162,731)(B)        106,161
                                                            ------------       ------------      ------------       ------------
     TOTAL CURRENT LIABILITIES                                   908,196            408,825           226,904          1,543,925
                                                            ------------       ------------      ------------       ------------
Long-Term Liabilities
   Long-term debt, net of current portion                        221,655                  0         1,064,000          1,285,655
   Closure fund                                                   10,300                  0                 0             10,300
                                                            ------------       ------------      ------------       ------------
     TOTAL LONG-TERM LIABILITIES                                 231,955                  0         1,064,000          1,295,955
                                                            ------------       ------------      ------------       ------------

Shareholders'/Divisional  Equity
   Common stock                                                   34,801                  0                 0             34,801
   Additional paid-in capital                                  4,731,894                  0            55,250          4,787,144
   Accumulated deficit                                          (908,907)                 0                 0           (908,907)
   Divisional equity                                                   0          1,621,459        (1,621,459)                 0
                                                            ------------       ------------      ------------       ------------
                                                               3,857,788          1,621,459        (1,566,209)         3,913,038
                                                            ------------       ------------      ------------       ------------
     TOTAL LIAB. & SHAREHOLDER'S/DIVISIONAL  EQUITY         $  4,997,939       $  2,030,284      $   (275,305)      $  6,752,918
                                                            ============       ============      ============       ============

See Notes to Pro Forma Unaudited Consolidated Financial Statements

            PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                 MERCURY WASTE          MERECO            PRO FORMA           PRO FORMA
                                                SOLUTIONS, INC.    ACQUIRED DIVISION      ADJUSTMENTS        CONSOLIDATED
                                                ---------------    -----------------     -------------       -------------
Revenues                                         $   1,345,658       $     487,123                           $   1,832,781
Cost of Revenues                                       669,895             328,102       $     (49,106)(D)         927,056
                                                                                               (21,835)(E)
                                                 -------------       -------------       -------------       -------------
     Gross Profit                                      675,763             159,021              70,941             905,725

Operating Expenses                                     609,272             138,759             (67,236)(D)         743,535
                                                                                                62,740 (E)
                                                 -------------       -------------       -------------       -------------
     Operating Income (Loss)                            66,491              20,262              75,437             162,190

Other income (expense), net                            120,171               5,728             (37,100)(F)          88,799
                                                 -------------       -------------       -------------       -------------
     Net Income (Loss) before Income Taxes             186,662              25,990              38,337             250,989
Income tax expense (benefit)                                 0                   0                   0 (G)   $           0
                                                 -------------       -------------       -------------       -------------
     Net Income (Loss)                           $     186,662       $      25,990       $      38,337       $     250,989
                                                 =============       =============       =============       =============

   Basic and diluted income (loss) per share     $        0.05                                               $        0.07

   Weighted average number of common and
     common equivalent shares outstanding            3,627,028                                                   3,647,028



           PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                 MERCURY WASTE          MERECO            PRO FORMA           PRO FORMA
                                                SOLUTIONS, INC.    ACQUIRED DIVISION      ADJUSTMENTS        CONSOLIDATED
                                                ---------------    -----------------     -------------       -------------
Revenues                                         $   2,862,208       $   1,946,188                           $   4,808,396
Cost of Revenues                                     1,582,160           1,314,008       $    (310,748)(D)       2,465,612
                                                                                              (119,808)(E)
                                                 -------------       -------------       -------------       -------------
     Gross Profit                                    1,280,048             632,180             430,556           2,342,784

Operating Expenses                                   2,451,035             685,973            (323,345)(D)       3,075,787
                                                                                               262,124 (E)
                                                 -------------       -------------       -------------       -------------
     Operating Income (Loss)                        (1,170,987)            (53,793)            491,777            (733,003)

Other income (expense), net                             (2,102)            (20,733)           (166,000)(F)        (188,835)
                                                 -------------       -------------       -------------       -------------
     Net Income (Loss) before Income Taxes          (1,173,089)            (74,526)            325,777            (921,838)
Income tax expense (benefit)                                 0                   0                   0 (G)               0
                                                 -------------       -------------       -------------       -------------
     Net Income (Loss)                           $  (1,173,089)      $     (74,526)      $     325,777       $    (921,838)
                                                 =============       =============       =============       =============

   Basic and diluted income (loss) per share     $       (0.34)                                              $       (0.26)

   Weighted average number of common and
     common equivalent shares outstanding            3,498,512                                                   3,498,512


See Notes to Pro Forma Unaudited Consolidated Financial Statements

         NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(A) The adjustment reflects the acquisition of certain assets and operations of the mercury recycling division of Mercury Refining Company, Inc., including the elimination of certain assets not purchased, consisting primarily of real estate and plant equipment, and liabilities not assumed. The acquisition will be accounted for as a purchase. The purchase price and estimated allocation of such cost for the acquisition is as follows, assuming the acquisition occurred on March 31, 1998:

         Purchase Price components:
           Cash purchase price                  $ 1,250,000(i)
           Non-compete payment                       65,000(ii)
           Warrant issuance                          55,250(ii)
           Excess rent applied to purchase price    148,000(iii)
           Transaction costs                        150,000
                                                -----------
                                                $ 1,668,250
                                                ===========

         Allocated to:(iv)
           Plant equipment                      $   190,000
           Furniture fixtures and equipment          10,000
           Intangibles                            1,468,250
                                                -----------
                                                $ 1,668,250
                                                ===========


         (i) The cash purchase price was funded with $50,000 cash and a $1,200,000 term loan with Bankers American Capital Corporation, a corporation wholly owned by Brad J. Buscher, the Company's Chairman and CEO. The term loan has a two year term requiring quarterly payments of $60,000 plus interest, bears interest at 6% over the prime rate and is secured by all of the Company's assets. In addition, BACC was granted a ten year warrant to purchase 100,000 shares of common stock at $3.75, the market price of the stock on the date of closing.

         (ii) Pursuant to a seven year non compete agreement with a shareholder of MERECO, the Company will pay $65,000, in total over one year, and grant a warrant for the purchase of 20,000 shares of common stock at $0.001. The warrant was valued using the market value of the Company's common stock on the date of closing discounted 25% for lack of marketability.

         (iii) MERECO owned two separate buildings that represented its processing plant and its permitted storage facility. The Company did not purchase and will not rent or utilize the processing plant. The Company also did not purchase the storage facility. However, the permit to operate the storage facility was transferred to the Company by the State of New York. The Company will operate the permitted 888 drum storage facility under a lease, with an initial term of three years, requiring annual rent of $75,000. The transaction was structured to include a part of the purchase price in the rent payments. The Company has determined that the fair market rent for this facility to be approximately $15,000 annually. Accordingly, the excess rental payments for the initial term of the lease have been capitalized as purchase price and discounted at 14%, the Company's incremental borrowing rate.

         (iv) The Company is in the process of allocating these approximate amounts between equipment and identified and unidentified intangible assets. The Company anticipates that the intangible assets will consist primarily of customer lists, non-compete agreements and permits. The Company anticipates the equipment will have a life of seven years and the intangible assets will have an average life of five years.

(B) In addition to the buildings and equipment not acquired as discussed in note (A), the Company did not acquire any material current assets nor assume any current liabilities. However, MERECO's current


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


         assets and liabilities have not been eliminated from the accompanying pro forma balance sheet to more accurately reflect on an ongoing basis the working capital requirements of the related acquired operations. The net effect of leaving MERECO's current assets and liabilities in the presentation is reflected as an adjustment to cash and cash equivalents. An exception to this presentation is the elimination of $162,731 of historical deferred revenue as it is not representative of the ongoing acquired operations. The amount represents funds received in a prior year on one project for which the related processing had not yet been performed by MERECO as of March 31, 1998. The Company did not assume this processing liability.

(C) To allocate the paid and unpaid transactions costs as of March 31,1998 totaling $150,000 to the assets acquired.

(D) The adjustment reflects the Company's anticipated costs savings directly attributable to the acquisition consisting primarily of salary, wage and fringe benefit savings from consolidating all processing activity at the Company's facility and from elimination of MERECO's corporate staff. These amounts are approximately $116,000 for the three months ended March 31, 1998 and $634,000 for the year ended December 31, 1997.

         In addition to the cost savings described above, the Company estimates it can eliminate approximately $300,000 of annual duplicate costs through further operating expense reductions and anticipated processing efficiencies. These additional cost savings are not reflected in the Pro Forma Consolidated Statements of Operations.

(E) The adjustment reflects the elimination of historical depreciation and rent expense and reflects the amortization and depreciation from the allocation of the purchase price and rent expense from leases entered into. The Company anticipates the equipment will have a life of seven years and the intangible assets will have an average life of five years.

(F) The adjustment reflects the interest expense from the BACC term loan and imputed interest on the liability related to the capitalized excess rents. The annual effect on income on the interest rate varying by 1/8% from the amount used in this calculation would be approximately $2,000.

(G) Net income (loss) does not include a pro forma adjustment for income taxes due to availability of net operating loss carryforwards and a valuation allowance.


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


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          MERCURY WASTE SOLUTIONS, INC.

Dated:  July 23, 1998                     by: /s/ Brad J. Buscher
                                              ----------------------------------
                                              Brad J. Buscher
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer


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